EXHIBIT 31.2

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

RULE 13a-14(a) OR RULE 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Christopher S. Holzshu, certify that:

1.     I have reviewed this quarterly report on Form 10-Q of Lithia Motors, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 31, 2016

/s/ Christopher S. Holzshu

Christopher S. Holzshu

Senior Vice President, Chief Financial Officer and Secretary

Lithia Motors, Inc.